EXHIBIT 23.1

THE CHILDREN’S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-47065 and 333-85834 of The Children’s Place Retail Stores, Inc. on Form S-8 and in Registration Statement No. 333-88378 of The Children’s Place Retail Stores, Inc. on Form S-3 of our report dated April 11, 2006 relating to the consolidated financial statements and financial statement schedule of The Children’s Place Retail Stores, Inc. and subsidiaries (which report is unqualified and included an explanatory paragraph referring to the Company’s early adoption in 2005 and retrospective application in 2004 and 2003 of FASB Staff Position (FSP) No. 13-1, “Accounting for Rental Costs Incurred during a Construction Period”) and our report dated April 11, 2006 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of The Children’s Place Retail Stores, Inc., for the fiscal year ended January 28, 2006.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
April 11, 2006